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                                                                   Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Abington Bancorp, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1996 included in Abington Savings Bank's 1995 Annual Report included as an exhibit to this registration statement and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
January 28, 1997